Exhibit 5.1

September 2, 2026

Cashlin

84 Twyford Ave

London W3 9QF, United Kingdom

Re:       Registration Statement on Form S-1; Legality Opinion

Ladies and Gentlemen:

We have acted as special counsel to Cashlin, a Wyoming corporation (the “Company”)1, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company's common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold by the Company in the manner described in the Registration Statement and the prospectus included therein (the “Prospectus”) (such shares, the “Shares”). This opinion is delivered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	The Registration Statement and the Prospectus;

(b)	The Company’s Articles of Incorporation filed with the Wyoming Secretary of State on June 1, 2026, and the Company’s Bylaws, as provided to us;

(c)	The Issuer Certificate and Representations and Warranties executed on behalf of the Company by Daniel Hartmann, as Chief Executive Officer, dated August 26, 2026 (the “Issuer Certificate”);

(d)	The corporate, capitalization and securities records, resolutions, consents and other materials provided to us by or on behalf of the Company; and

(e)	Such other records, documents, certificates and instruments as we deemed necessary or appropriate for purposes of this opinion.

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1 Note that the Articles of Incorporation for the Company filed with, and accepted by, the State of Wyoming on June 1, 2026 do not include “Inc.” or “Corp.” or any other corporation form identifier.

WWW.AM UND SE NDA VISLAW. COM       15 0 North Michigan Avenue, Suite 3300, Chicago, Illinois 60601

As to matters of fact relevant to this opinion, we have relied, without independent investigation, on the Issuer Certificate and the representations and warranties executed by Daniel Hartmann, as Chief Executive Officer of the Company, and on certificates, records, documents and representations provided by the Company, its officers, directors and other parties. We have not undertaken any audit, appraisal, investigation or independent verification of the financial statements, capitalization records, factual statements or other information supplied to us, except to the extent expressly described herein.

The Company has represented to us that (a) it is a corporation duly incorporated under the laws of the State of Wyoming on June 1, 2026 and has not changed its jurisdiction of incorporation, converted, domesticated, merged out of existence, dissolved or commenced any winding-up proceeding; (b) its organizational documents and corporate records provided to us are true, correct and complete and remain in full force and effect; (c) it is authorized to issue 90,000,000 shares of Common Stock, par value $0.0001 per share, and no preferred stock is authorized; (d) the capitalization table and all information concerning issued and outstanding shares and equity or equity-linked instruments provided to us are true, correct and complete; (e) all Shares that are the subject of this opinion have been duly authorized by all necessary corporate action, and all required corporate approvals have been or will be obtained before issuance, sale, filing, delivery or reliance on this opinion; (f) the Company has received, or before issuance will receive, consideration for the Shares that is not less than the applicable par value; and (g) there are no undisclosed proceedings or disputes that could affect the Company’s authority, capitalization, securities or this opinion.

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all copies or electronic records, the genuineness of all signatures, the legal capacity of all natural persons, and the due authorization, execution and delivery by all parties, other than the Company to the extent expressly addressed herein, of all documents reviewed by us. We have also assumed that the Shares will be offered, sold, issued and delivered in the manner described in the Registration Statement and in accordance with the authorizing corporate action of the Company, and that all corporate approvals contemplated by the Issuer Certificate that are required before issuance or reliance on this opinion will have been obtained and will remain in full force and effect.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when the Shares have been issued and delivered in the  manner described in the Registration Statement and in accordance with the authorizing corporate action of the Company, against receipt by the Company of the consideration therefor contemplated by the Registration Statement, which consideration is not less than $0.0001 per Share, the par value of the Common Stock, the Shares will be validly issued, fully paid and nonassessable.

WWW.AM UND SE NDA VISLAW. COM       15 0 North Michigan Avenue, Suite 3300, Chicago, Illinois 60601

The opinions expressed herein are limited to the Wyoming Business Corporation Act, including the applicable statutory provisions thereof and the reported judicial decisions interpreting such provisions, in each case as in effect on the date hereof. We express no opinion as to the laws of any other jurisdiction or as to any federal or state securities or “blue sky” laws, rules or regulations. This opinion is furnished in connection with the filing of the Registration Statement and may be relied upon by purchasers of the Shares offered pursuant to the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

AMUNDSEN DAVIS, PLLC

Anthony R. Paesano

cc: Daniel Hartmann, Chief Executive Officer, Cashlin

WWW.AM UND SE NDA VISLAW. COM       15 0 North Michigan Avenue, Suite 3300, Chicago, Illinois 60601